Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), intends to file the following documents with the Securities and Exchange Commission:  (i) under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-3 (or such other appropriate form), and all amendments, including post-effective amendments, thereto, for the registration of shares of common stock, par value $2.50 per share (the “Common Stock”), for issuance and sale under the Company's Dividend Reinvestment and Stock Purchase Plan (the "DSPP") and (ii) pursuant to Section 13 or 15(d) under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K (or such other appropriate form) for the fiscal year ended December 31, 2009; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein set below his/her name, or serves as a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Michael C. Connelly, David M. Sparby, Teresa S. Madden and George E. Tyson II, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to (i) one or more registration statements on Form S-3 (or such other appropriate form) and any and all amendments and supplements (including post-effective amendments) thereto for the registration of shares under the Company's DSPP and (ii) an annual report on Form 10-K (or such other applicable form) including any and all exhibits, schedules, supplements, certifications, supporting documents, amendments, supplementations and corrections thereto and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of February, 2010.

/s/ Richard C. Kelly	/s/ David M. Sparby
Richard C. Kelly Chief Executive Officer and Chairman of the Board	David M. Sparby Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Teresa S. Madden
Teresa S. Madden Vice President and Controller (Principal Accounting Officer)
/s/ Fredric W. Corrigan	/s/ Richard K. Davis
Fredric W. Corrigan Director	Richard K. Davis Director
/s/ Benjamin G.S. Fowke, III	/s/ Albert F. Moreno
Benjamin G.S. Fowke, III President, Chief Operating Officer and Director	Albert F. Moreno Director
/s/ Christopher J. Policinski	/s/ A. Patricia Sampson
Christopher J. Policinski Director	A. Patricia Sampson Director
/s/ David A. Westerlund	/s/ Kim Williams
David A. Westerlund Director	Kim Williams Director
/s/ Timothy V. Wolf
Timothy V. Wolf Director